                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                  Engage, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                  ENGAGE, INC.
                             100 BRICKSTONE SQUARE
                          ANDOVER, MASSACHUSETTS 01810
                                 (978) 684-3884

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 30, 2002

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Meeting") of Engage, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 100 Brickstone Square, Second Floor, Andover, Massachusetts 01810 on Monday, December 30, 2002 at 11:00 a.m. local time, for the following purposes:

          1. To elect three directors to serve until the 2003 Annual Meeting of Stockholders.

          2. To approve an amendment to the Company's Amended and Restated 1999 Employee Stock Purchase Plan to increase by 2,400,000 shares the number of shares of the Company's Common Stock issuable under this plan.

          3. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending July 31, 2003.

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors presently has no knowledge of any other business to be transacted at the meeting.

     Only stockholders of record at the close of business on Friday, November 1, 2002 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          /s/ Daniel M. Carroll
                                          Daniel M. Carroll, Secretary

Andover, Massachusetts
November 27, 2002

     All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, you are urged to mark, sign and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Meeting. No postage is required if mailed in the United States. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy.

                            YOUR VOTE IS IMPORTANT.
            TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
                ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

                                  ENGAGE, INC.
                             100 BRICKSTONE SQUARE
                          ANDOVER, MASSACHUSETTS 01810

          PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 30, 2002

GENERAL

     This Proxy Statement and Notice of Annual Meeting of Stockholders are being provided and the accompanying proxy is being solicited by the Board of Directors of Engage, Inc. ("Engage" or the "Company") for use at the Company's 2002 Annual Meeting of Stockholders (the "Meeting") to be held at the principal executive offices of the Company, 100 Brickstone Square, Second Floor, Andover, Massachusetts 01810, on Monday, December 30, 2002 at 11:00 a.m. local time, or at any adjournments or postponements of the Meeting, for the purposes set forth in this Proxy Statement and the foregoing Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card and the Company's Annual Report for the year ended July 31, 2002 are first being mailed on or about December 4, 2002 to all stockholders entitled to notice of and to vote at the Meeting. The principal executive offices of the Company are located at 100 Brickstone Square, Second Floor, Andover, Massachusetts 01810, and the Company's telephone number is (978) 684-3884.

SOLICITATION

     The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of the Company's Common Stock held in their names.

RECORD DATE, QUORUM, VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record at the close of business on Friday, November 1, 2002, will be entitled to notice of, and to vote at, the Meeting. As of November 1, 2002, the Company had 48,225,173 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each proposal that will come before the Meeting. The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy and voting at the meeting is required for the election of directors (Proposal 1); whereas, the affirmative vote of the holders of a majority of the Company's Common Stock present in person or represented by proxy and voting for the proposal is required to (i) approve the amendment to the Company's Amended and Restated 1999 Employee Stock Purchase Plan (the "Purchase Plan") (Proposal 2), and (ii) ratify the selection of KPMG LLP as the Company's auditors (Proposal 3).

     Under the Company's Certificate of Incorporation and Amended and Restated By-laws ("By-laws"), the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. For all proposals, abstentions and broker non-votes are not counted for purposes of tabulating the votes cast, and accordingly will have no effect on these proposals.

REVOCABILITY OF PROXY AND VOTING OF SHARES

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 100 Brickstone Square, Second Floor, Andover, Massachusetts 01810, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and an election given to the Secretary of the Company to vote in person. Attendance at the meeting will not by itself revoke a proxy.

If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

          (1) FOR the election of all three directors;

          (2) FOR the approval of the amendment to the Purchase Plan;

          (3) FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending July 31, 2003; and

          (4) in accordance with the judgment of the proxies as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of October 1, 2002 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of its Common Stock, (ii) each of the directors and nominees for director of the Company, (iii) each of the Named Executive Officers (as set forth in the Summary Compensation Table on page 7) and (iv) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                 PERCENTAGE
                                                              SHARES OF          OWNERSHIP
                                                            ENGAGE COMMON        OF ENGAGE
                                                          STOCK BENEFICIALLY    COMMON STOCK
NAME AND ADDRESS#                                              OWNED(1)        OUTSTANDING(2)
-----------------                                         ------------------   --------------
CMGI, Inc. (3)..........................................       4,774,292            9.0%
  100 Brickstone Square
  Andover, MA 01810
John D. Barone..........................................               0              *
Anthony G. Nuzzo........................................          10,060              *
Christopher M. Cuddy (4)................................          69,594              *
Andrew J. Zimmon (5)....................................         339,552              *
Robert Bartlett.........................................               0              *
Edward A. Bennett (6)...................................         100,000              *
Peter J. Rice...........................................               0              *
All current directors and executive officers as a group
  (6 persons) (7).......................................         439,552              *

---------------

# Addresses are given for beneficial owners of more than 5% of the Company's Common Stock only.

 * Percentage is less than 1% of the total number of outstanding shares of the Company's Common Stock.

(1) Beneficial ownership of the Company's Common Stock is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), and includes shares for which the holder has sole or shared voting or investment power. Shares of the Company's Common Stock subject to options or warrants currently exercisable or which become exercisable within 60 days after October 1, 2002 are deemed to be beneficially owned and outstanding by the person holding such options or warrants and are included for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The inclusion of any shares of the Company's Common Stock deemed beneficially owned does not constitute admission of beneficial ownership of those shares.

(2) Percentage ownership is based on 48,225,173 shares of the Company's Common Stock issued and outstanding on October 1, 2002, plus any shares of the Company's Common Stock subject to issuance upon exercise of options or warrants held by the person or entity in question that were exercisable on or within 60 days after October 1, 2002.

(3) Consists of a warrant to purchase up to 9.9% of the Company's Common Stock issued and outstanding as of the date of exercise. As of October 1, 2002, the warrant was exercisable for 4,774,292 shares of Common Stock.

(4) Includes 69,500 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan that were exercisable on or within 60 days after October 1, 2002. Mr. Cuddy's employment with the Company ended in September 2002. These options expired in accordance with their terms on October 9, 2002.

(5) Includes 191,646 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan that were exercisable on or within 60 days after October 1, 2002.

(6) Consists of 100,000 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1999 Stock Option Plan for Non-Employee Directors that were exercisable on or within 60 days after October 1, 2002.

(7)  See footnotes 5 and 6 above.

EQUITY COMPENSATION PLAN INFORMATION

     Set forth in the table below is certain information regarding the number of shares of the Company's Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at July 31, 2002:

                                               A                         B                         C
                                   --------------------------   --------------------   -------------------------
                                                                                         NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE FOR
                                    NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                    BE ISSUED UPON EXERCISE      EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                    OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                         WARRANTS, AND RIGHTS      WARRANTS, AND RIGHTS    REFLECTED IN COLUMN A)
-------------                      --------------------------   --------------------   -------------------------
Equity compensation plans
  approved by security holders
  (1)............................          3,055,307                   $4.77                  24,649,477(3)
Equity compensation plans not
  approved by security holders
  (2)............................          4,515,486                   $2.42                   5,484,514(3)
     Total.......................          7,570,793                   $3.37                  30,133,991(3)

---------------

(1) Consists of options granted under the Company's (i) Amended and Restated 1995 Equity Incentive Plan, (ii) 1999 Stock Option Plan for Non-Employee Directors and (iii) Purchase Plan.

(2) Consists of options granted under the Company's 2000 Equity Incentive Plan (the "2000 Plan"). A description of the material features of the 2000 Plan can be found in Note 13 to the Company's Consolidated Financial Statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002, a copy of which has been provided with this Proxy Statement.

(3) In September 2002, the Company entered into a transaction with CMGI pursuant to which, among other things, all shares of the Company's Common Stock owned by CMGI, approximately 148,417,801 shares, were transferred back to the Company and cancelled, thereby reducing the number of outstanding shares of Company Common Stock by approximately 76%. Accordingly, the Company has reduced the number of shares of its Common Stock available for issuance under its 1995 Equity Incentive Plan by 16,000,000 shares and under the 2000 Plan by 5,000,000 shares. In addition, since July 31, 2002, 19,445 shares of the Company's Common Stock have been issued pursuant to the Purchase Plan. Accordingly, as of the date of this Proxy Statement, the number of securities remaining available for future issuance under equity compensation plans (i) for plans approved by stockholders, (ii) for plans not approved by stockholders and (iii) in total was 8,630,032 shares, 484,514 shares and 9,114,546 shares, respectively.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's By-laws provide for its business to be managed by or under its Board of Directors. As of the date of the last annual meeting, there were five directors: Edward Bennett, Christopher Cuddy, George McMillan, Peter Rice and David Wetherell.

     Messrs. McMillan and Wetherell each resigned from the Company's Board of Directors on June 21, 2002. On June 24, 2002, the Board of Directors voted to decrease the number of directorships from five to three as a result of the foregoing resignations. On August 29, 2002, Christopher Cuddy resigned from the

Board of Directors. On September 9, 2002, the Board filled the vacancy created by Mr. Cuddy's resignation by appointing John Barone to the Board of Directors.

     The Company's By-laws provide that the directors of the Company will be elected at each annual meeting of the Company's stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     The Board of Directors recommends that the nominees named below be elected directors of the Company. The persons named in the enclosed Proxy will vote to elect the three nominees named below as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. The affirmative vote of the holders of a plurality of the Common Stock represented and voting at the Meeting will be required to elect each nominee. All nominees are presently serving as directors and have consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee should become unavailable for election prior to the Meeting or is unwilling to serve, the person acting under the proxy may vote the proxy for the election of a substitute. The Company has no reason to believe that any nominee will be unavailable or unwilling to serve.

     Set forth below are the name, age and the positions and offices held by each nominee for director, his principal occupation and business experience during at least the past five years and the names of other publicly-held companies of which he serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each nominee for director, as of October 1, 2002, appears under "Security Ownership of Certain Beneficial Owners and Management" on page 2 of this Proxy Statement.

                     MANAGEMENT RECOMMENDS A VOTE IN FAVOR
                       OF ALL THREE OF THE NAMED NOMINEES

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     JOHN D. BARONE, age 43, has served as President and Chief Operating Officer, as well as a director of Engage since September 2002. Prior to that, he served as Engage's Senior Vice President of Sales and Marketing from February 2002 until September 2002. From April 2000 to January 2002, Mr. Barone served as Vice President of Sales for Clarify, an enterprise software division of Nortel Networks, a communications technology and infrastructure company. From December 1997 until March 2000, he served as Senior Vice President of Sales and Strategic Alliances for Knowledge Impact, Inc., a leading provider of blended learning and end-user performance support solutions.

     EDWARD A. BENNETT, age 56, has served as a director of Engage since January 1999. Since April 2002, Mr. Bennett has served as President of Need Studios, Inc., a music and entertainment company. From November 1999 until April 2002, Mr. Bennett served as Chairman of Mobilelogic, Inc., a wireless software and mobile solutions provider. In addition, from March 2000 until June 2002, Mr. Bennett served as a Partner of the Investcorp/212 Ventures Technology Fund, a venture capital fund. From January 1997 until November 1999, he served as President of Bennett Media Collaborative, a media consulting company. Mr. Bennett is also a director of SoftNet Systems, Inc., a high speed broadband Internet access and content services company, and Key3Media Group, Inc., a producer, manager and promoter of tradeshows, conferences and other events for the information technology industry.

     PETER J. RICE, age 50, has served as a director of Engage since December 2001. Mr. Rice has served as Executive Vice President and Chief Financial Officer of MRO Software, Inc. (formerly Project Software and Development, Inc.), a software development company, since June 2000. From February 1998 to June 2000, Mr. Rice served as Vice President Finance and Administration, Chief Financial Officer and Treasurer of Interleaf, Inc., a company that develops and markets E-publishing and E-content software products and services, which was acquired by Broadvision, Inc. in April 2000. From July 1995 to February 1998, he served as Vice President, Chief Financial Officer and Treasurer of Media 100, Inc., a developer of digital video systems.

BOARD AND COMMITTEE MEETINGS

     Audit Committee. The Board of Directors has an Audit Committee currently consisting of Messrs. Rice and Bennett. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company's financial reporting and internal controls, and facilitates open communication among the Audit Committee, the Board of Directors, outside auditors and management. The

Audit Committee discusses with management and the outside auditors the financial information developed by the Company, the Company's systems of internal controls and the Company's audit process. Each fiscal year, the Audit Committee recommends to the Board of Directors the independent auditors who will audit the books of the Company for that year. The independent auditors meet with the Audit Committee (both with and without the presence of the Company's management) to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met once during the fiscal year ended July 31, 2002.

     Messrs. Rice and Bennett both meet the independence and experience requirements as promulgated by the Nasdaq Stock Market. However, because the Audit Committee only consists of two independent directors, it does not otherwise meet Nasdaq's audit committee composition requirements.

     Compensation Committee. The Company also has a Compensation Committee currently consisting of Messrs. Bennett and Rice. The Compensation Committee reviews the salaries of executive officers and other key officers (including compensation pursuant to stock options and other employee benefit plans and arrangements), administers Engage's stock option and other employee benefit plans and arrangements (except that all option grants to the Company's executive officers are administered by the Board of Directors) and negotiates the terms of any employment agreements and arrangements with all corporate officers of the Company. The Compensation Committee met one time during the fiscal year ended July 31, 2002.

     Governance Committee. The Company has also established a Governance Committee whose primary function is to establish signing authority and limitations for certain employees with respect to instruments that create financial obligations of the Company, to consider and approve financial commitments of the Company in excess of $1,000,000 and to provide recommendations to the Board of Directors relating to the size and composition of the Board and the overall effectiveness of the Board. The Governance Committee did not meet during the fiscal year ended July 31, 2002. The members of the Governance Committee are Messrs. Rice and Bennett.

     Nominating Committee. The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     Meeting Attendance. The Board of Directors held ten meetings during fiscal year ended July 31, 2002, and acted by unanimous written consent five times. Each director attended at least 75% of the meetings of the Board of Directors and the respective committees on which they served during fiscal 2002.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are entitled to participate in the Company's 1999 Stock Option Plan for Non-Employee Directors (the "1999 Directors' Plan"). Under the terms of the 1999 Directors' Plan, directors who are not (i) employees of the Company or any subsidiary of the Company, or (ii) affiliates of an institutional investor that owns shares of the Company's Common Stock, are eligible to receive non-statutory options to purchase shares of the Company's Common Stock. Any director who becomes such an employee shall cease to be eligible for any further option grants under the 1999 Directors' Plan while such an employee, but shall not, by reason of becoming such an employee, cease to be eligible to retain options previously granted under the 1999 Directors' Plan. All options granted under the 1999 Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

     As of October 1, 2002, the Company had granted Mr. Bennett an option to purchase 100,000 shares of Common Stock, vesting over a four-year period, at an exercise price of $2.10 per share.

     On November 1, 2001, the Company adopted the Engage, Inc. Outside Director Retainer Policy. Pursuant to this policy, each director who is not an employee of the Company or any affiliate or any immediate family member thereof (each, an "Outside Director") receives (i) a quarterly retainer of $12,500, (ii) a fee of $1,500 for each Board meeting attended in person or by telephone and (iii) a fee of $1,500 for each Audit Committee and Compensation Committee meeting attended in person or by telephone unless such Audit Committee or Compensation Committee meeting occurs in conjunction with and on the same day as a Board meeting for which the Outside Director receives the fee set forth in (ii) above. During fiscal year ended

July 31, 2002, we paid Messrs. Bennett and Rice $48,000 and $39,701, respectively, pursuant to the Outside Director Retainer Policy.

     In July 2001, the Company's Board of Directors established a Special Committee of the Board (the "Special Committee"), consisting of Christopher Evans and Frank Campanella, former members of the Company's Board of Directors, and Edward Bennett to evaluate what rights the Company had pursuant to a letter from CMGI, Inc., the Company's former majority stockholder, to the Company, dated October 30, 2000, whereby CMGI had agreed to make additional funding available to the Company (subject to approval of both companies' boards of directors) as well as to evaluate the merits of and negotiate the terms of a transaction with CMGI. Members of the Special Committee, including Mr. Bennett, were each paid $20,000 for such services.

     In May 2002, a Special Committee was reconvened again consisting of Messrs. Bennett and Rice to evaluate the merits of and negotiate the terms of a potential sale of the Company to CMGI and to make a recommendation to the full Board of Directors on whether to approve the sale. Messrs. Bennett and Rice were each paid $7,500 for their service on the May 2002 Special Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bennett and Rice, both non-employee directors, currently constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Based solely on its review of copies of reports filed by individuals required to make filings ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that all such reports required to be filed under Section 16(a) of the Exchange Act for the 2002 fiscal year were timely filed with the exception of a Form 5 for John Barone to report the grant by the Company to Mr. Barone of an option to purchase 500,000 shares on March 1, 2002. The Form 5 was required to be filed in September 2002; however, the Form 5 was filed in November 2002.

                             ADDITIONAL INFORMATION

MANAGEMENT

     Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company who are not also directors of the Company.

NAME                                        AGE                   OFFICE(S)
----                                        ---                   ---------
Lisa P. McAlister.........................  39    Chief Financial Officer and Treasurer
Andrew J. Zimmon..........................  40    Senior Vice President of Operations
William J. Bowen..........................  40    Vice President of North American Sales

     LISA P. MCALISTER has served as Chief Financial Officer and Treasurer of the Company since June 2002. From August 2001 to April 2002, she served as Vice President of Finance and Treasurer of IONA Technologies, PLC., an e-Business platform provider for web services integration. From January 2000 until August 2001, Ms. McAlister served as Chief Financial Officer and Treasurer of Lava Storm, Inc., an internet and wireless systems provider. From April 1999 to October 1999, Ms. McAlister was Chief Financial Officer for Innovative Clinical Solutions, Ltd., a clinical trials company. She also served as Vice President of Finance and Investor Relations for Innovative Clinical Solutions, Ltd. from September 1997 until April 1999.

     ANDREW J. ZIMMON has served as Senior Vice President of Operations of the Company since March 2002. Prior to that he served as Senior Vice President of Sales from October 2001 until February 2002. From November 2000 to September 2001, he served as Senior Vice President of Professional Services of the Company. From September 2000 through October 2000, Mr. Zimmon was Senior Vice President of Operations for the Company. From February 1993 through August 2000, Mr. Zimmon was Senior Vice

President of Operations for MediaBridge Technologies, Inc., a content management solutions company. Engage acquired MediaBridge Technologies, Inc. in September 2000.

     WILLIAM J. BOWEN has served as Vice President of North American Sales of the Company since November 2002. Prior to that he served as a Regional Vice President of Sales for the Company from April 2002 until November 2002. From October 2001 until April 2002, Mr. Bowen was Director of CRM Partner Sales for SAP America, Inc., an enterprise software provider. From April 1999 until October 2001, Mr. Bowen served as Southern Vice President of Sales for Clarify, an enterprise software division of Nortel Networks, a communications technology and infrastructure company. He also served as Regional Director of Sales and Marketing for IDX Systems Corporation, a provider of integrated hospital information systems, from 1989 through April 1999.

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The table below sets forth certain compensation information for services rendered to the Company in all capacities during the Company's last three fiscal years paid to or earned by (i) each person who served as the Company's Chief Executive Officer during the fiscal year ended July 31, 2002, (ii) each executive officer of the Company who was serving as executive an officer as of July 31, 2002 and who earned more than $100,000 in salary and bonus and (iii) our former Chief Financial Officer, Executive Vice President and Treasurer, who, but for the fact that he was not an executive officer as of July 31, 2002, would have been one of the four most highly compensated executive officers in the fiscal year ended July 31, 2002 (collectively, the "Named Executive Officers"). Information is provided for each fiscal year in which an individual served as our Chief Executive Officer and for each other executive officer listed only for the fiscal years in which they earned more than $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                 ANNUAL COMPENSATION        SECURITIES
                                     FISCAL   --------------------------    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY($)(1)   BONUS($)(1)     OPTIONS        COMPENSATION($)
---------------------------          ------   ------------   -----------   ------------   -------------------
Christopher M. Cuddy (3)...........   2002      $130,764      $103,000        250,000          $   2,398(2)
  Former Interim Chief Executive
  Officer and President

Anthony G. Nuzzo (4)...............   2002        34,781        42,150             --            243,232(5)
  Former Chief Executive              2001       196,212        76,991      1,750,000              1,383
  Officer and President

Andrew J. Zimmon (6)...............   2002       208,139        40,369        125,000              2,415(2)
  Senior Vice President,              2001       153,205        74,551        161,970              1,983
  Operations

Robert W. Bartlett (7).............   2002        86,410        72,651             --             88,322(8)
  Former Chief Financial Officer,     2001       161,666        32,030             --             60,353
  Executive Vice President and
  Treasurer

---------------

(1) Any compensation that was deferred at the Named Executive Officer's election is included in the salary or bonus column for the year in which it was earned. Bonuses indicated as earned in any fiscal year were generally paid early in the following fiscal year.

(2) This amount represents Company cash contributions under the CMGI 401(k) plan in which Engage employees participated.

(3) Mr. Cuddy commenced employment with the Company as the Company's Interim Chief Executive Officer and President in September 2001. Mr. Cuddy's employment with the Company ended in September 2002.

(4) Mr. Nuzzo commenced employment with the Company as the Company's Chief Executive Officer and President in November 2000. Mr. Nuzzo's employment with the Company ended in September 2001.

(5) Consists of $243,232 paid to Mr. Nuzzo as severance upon the termination of his employment.

(6) Mr. Zimmon commenced his employment as the Company's Senior Vice President, Operations in September 2000.

(7) Mr. Bartlett commenced employment with the Company as the Company's Chief Financial Officer, Executive Vice President and Treasurer in September 2000. Mr. Bartlett's employment with the Company ended in May 2002.

(8) Consists of $53,846 paid to Mr. Bartlett as severance upon the termination of his employment, $29,660 for a relocation stipend paid to Mr. Bartlett to defray costs of his relocation and $4,816 representing Company cash contributions under the CMGI 401(k) plan.

     OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during the fiscal year ended July 31, 2002 by the Company and CMGI to the Named Executive Officers:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                           --------------------------------------------------------------------     VALUE AT ASSUMED
                                                     PERCENT OF                                     ANNUAL RATES OF
                                                    TOTAL OPTIONS                                     STOCK PRICE
                                                     GRANTED TO                                     APPRECIATION FOR
                           NUMBER OF SECURITIES     EMPLOYEES IN      EXERCISE OR                    OPTION TERM(4)
                            UNDERLYING OPTIONS       FISCAL YEAR       BASE PRICE    EXPIRATION   --------------------
NAME                            GRANTED(#)             2002(1)        ($/SHARE)(2)    DATE(3)      5%($)      10%($)
----                       --------------------   -----------------   ------------   ----------   --------   ---------
Christopher M. Cuddy.....        250,000                 6.4%            $0.20         10/9/02         --          --
Anthony G. Nuzzo.........              0                  --                --              --         --          --
Andrew J. Zimmon.........        125,000                 3.2%            $0.20        10/18/06     $6,907     $15,263
Robert W. Bartlett.......              0                  --                --              --         --          --

---------------

(1) Calculated based on an aggregate of 3,926,000 Engage options granted during the fiscal year ended July 31, 2002.

(2) The exercise price represents the fair market value of the Company's Common Stock on the date of grant based on the closing price on the Nasdaq National Market.

(3) Options granted by the Company generally expire five years from the date of grant. However, Mr. Cuddy has left the employment of the Company. Accordingly, the option granted to him has expired, by its terms, as of the date indicated.

(4) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the option's term. These values are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock, which will benefit all stockholders proportionately.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES. The following table sets forth certain information concerning option exercises by the Named Executive Officers during the fiscal year ended July 31, 2002 and exercisable and unexercisable stock options held by the Named Executive Officers as of July 31, 2002. There were no option exercises by the Named Executive Officers during the fiscal year ended July 31, 2002.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                     JULY 31, 2002(#)             JULY 31, 2002($)(1)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Christopher M. Cuddy..........................     62,250        187,450           --             --
Anthony G. Nuzzo..............................         --             --           --             --
Andrew J. Zimmon..............................    134,837        382,360           --             --
Robert W. Bartlett............................         --             --           --             --

---------------

(1) Based on the difference between the option exercise price and the closing price of the underlying common stock on July 31, 2002, which closing price was $0.05. No Named Executive Officer held any unexercised in-the-money options on July 31, 2002.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors is responsible for establishing, reviewing, approving and making recommendations regarding the Company's compensation policies, practices and procedures with respect to the Company's executive officers. The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal 2002 as they affected Messrs. Nuzzo and Cuddy, in their capacities as Chief Executive Officer and President and Interim Chief Executive Officer and President of the Company, respectively, and the Named Executive Officers.

     Compensation Philosophy. The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of the Company's stockholders.

     In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

     Executive Compensation Program. Annual compensation for the Company's executives consists of three principal elements: base salary, cash bonus and stock option grants.

     Base Salary and Cash Bonus. In setting the annual base salaries for the Company's executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. Many of these companies are software companies. The Company also regularly compares the salary levels of its executive officers with other leading companies in these industries through reviews of survey and proxy statement data with a view toward setting compensation of its executives at comparable levels offered by other companies in these industries. Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside the Company. Cash bonuses are tied directly to the Company's achievement of its goals and objectives and the contribution of the executive to such achievements.

     Stock Option Grants. Executive officer compensation also includes long-term incentives afforded by options to purchase shares of the Company's Common Stock. The purposes of the Company's stock ownership program are (i) to highlight and reinforce the mutuality of long-term interests between employees and the stockholders and (ii) to assist in the attraction and retention of key executives, managers and individual contributors who are essential to the Company's growth and development. The Company's stock programs include long vesting periods to optimize the retention value of these options and to orient the Company's executive officers to longer-term success. Generally, stock options vest as follows:
     25% upon the first anniversary of the date of grant and approximately 2.08% each month thereafter over three years, and, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards. The number of shares of Common Stock subject to stock option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. The exercise price of options granted by the Company has generally been set at 100% of the fair market value per share on the date of grant. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule.

     Chief Executive Officer Compensation. The Compensation Committee had set Messrs. Nuzzo's and Cuddy's total annual compensation at a level it believed to be competitive with the chief executive officers of similarly capitalized software companies. Messrs. Nuzzo and Cuddy, in their capacity as Chief Executive Officer and President and Interim Chief Executive Officer and President, respectively, were eligible to participate in the same executive compensation programs available to the Company's other senior executives. Mr. Nuzzo resigned as the Company's Chief Executive Officer and President in September 2001, and Mr. Cuddy resigned as the Company's Interim Chief Executive Officer and President in September 2002.

     During the fiscal year ended July 31, 2002, Mr. Nuzzo's annual base salary was $280,000. For fiscal 2002, Mr. Nuzzo was also awarded a quarterly bonus of $42,150, which compensation was based, in part, upon attainment of certain Company financial objectives and the completion of certain cost-cutting goals. Mr. Nuzzo was not granted any options to purchase Common Stock during the fiscal year ended July 31, 2002.

     During the fiscal year ended July 31, 2002, Mr. Cuddy's annual base salary was $145,000. For fiscal 2002, Mr. Cuddy was also awarded quarterly bonuses totaling $103,000, which compensation was based, in part, upon attainment of certain of the Company's financial objectives and the completion of certain cost-cutting measures. During the fiscal year ended July 31, 2002, Mr. Cuddy was also granted an option to purchase 250,000 shares Common Stock exercisable at $0.20 per share. This option was to vest in 48 equal monthly installments beginning on November 19, 2002; however, Mr. Cuddy's employment with the Company ended in September 2002 and the option expired in accordance with its terms in October 2002.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. At such time as Section 162(m) would materially affect the Company, the Board of Directors and the Compensation Committee will assess the practical effect on executive compensation and determine what action, if any, is appropriate while maintaining the discretion to compensate its executive officers in a manner consistent with the Company's compensation policies without regard to deductibility.

                                          COMPENSATION COMMITTEE

                                          Edward A. Bennett
                                          Peter J. Rice

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings with the SEC that might incorporate this Proxy Statement in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2002 with the Company's management. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002.

                                          AUDIT COMMITTEE

                                          Edward A. Bennett
                                          Peter J. Rice

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings with the SEC that might incorporate this Proxy Statement in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was incorporated in July 1995 at which time it was a wholly owned subsidiary of CMGI, Inc. From its initial public offering in July 1999 through September 2002, CMGI was the majority stockholder of the Company.

     In April 2000, the Company acquired both Adsmart Corporation, an online advertising network and Flycast Communications Corporation, a leading provider of Internet direct response advertising solutions for total purchase consideration of approximately $3.24 billion. Prior to completion of the acquisitions, Adsmart was a majority-owned subsidiary of CMGI, and Flycast was a wholly-owned subsidiary of CMGI. Prior to the completion of the acquisitions, David S. Wetherell, was a director of the Company as well as President, Chief Executive Officer and a director of CMGI. Mr. Wetherell was also a director of Adsmart and President of Flycast. In connection with the acquisition of Adsmart, the Company issued approximately 10,877,000 shares of its Common Stock (valued at $545.1 million), of which approximately 10,812,000 shares were issued to CMGI (valued at $541.8 million) for its 96% interest in the capital stock of Adsmart and 65,941 shares to the other holders of Adsmart capital stock. In connection with the acquisition of Flycast, the Company issued approximately 53,413,000 shares of its Common Stock to CMGI for CMGI's 100% interest in Flycast, valued at approximately $2.7 billion. Under the terms of this transaction, upon the exercise of options for CMGI common stock that were issued to the former Flycast employees as part of CMGI's acquisition of Flycast, CMGI was obligated to pay the Company the exercise price of the option. Additionally, in the event that former Flycast employees terminated their employment with the Company, any unvested options for CMGI common stock held by such employees were cancelled and CMGI was obligated to return to the Company that number of shares of the Company's Common Stock determined by multiplying the number of CMGI options cancelled by the transaction exchange ratio. Through July 31, 2002, CMGI had paid the Company approximately $8,417,000 upon the exercise of options for CMGI common stock by former Flycast employees and had returned, or was obligated to return, 6,794,839 shares of the Company's Common Stock to the Company.

     In November 2000, the Company entered into a sublease agreement with CMGI pursuant to which the Company agreed to sublease from CMGI approximately 103,000 square feet of space at its headquarters in 100 Brickstone Square, Andover, Massachusetts. The sublease was to expire in October 2007. In September 2002, in connection with our transaction with CMGI as described below, we amended the sublease, to reduce the subleased space to 36,000 square feet and change the termination date to December 31, 2002 with an option to renew until June 2003. The Company currently pays CMGI base rent of $13.75 per square foot and additional rent consisting of the Company's proportionate share of operating expenses.

     The Company and CMGI had also entered into a facilities and administrative support agreement under which CMGI provided various services to the Company, including tax and administrative, computer and information systems, telecommunications and utilities. The fees payable by the Company for the services were typically determined through an allocation of CMGI's costs based upon the proportion of the Company's employee headcount to the total headcount of CMGI and other CMGI-related companies located in the same facility or using the same services. In fiscal 2002, the Company paid CMGI approximately $4,449,000 for services similar to those provided under the administrative support agreement. This agreement was terminated in September 2002 in connection with the transaction with CMGI described below.

     The Company and CMGI also had entered into a tax allocation agreement to allocate responsibilities, liabilities and benefits relating to taxes. The Company was required to pay its share of income taxes that were due on any consolidated, combined, or unitary tax returns filed by CMGI for tax periods ending on or before or including the date on which date the Company would no longer be a member of CMGI's group for federal, state, or local tax purposes, as the case may be. This agreement was terminated in September 2002 in connection with the transaction with CMGI described below.

     The Company and CMGI had also entered into an investor rights agreement under which the Company granted CMGI registration rights and rights to purchase shares to maintain its majority ownership. Under this agreement, CMGI and its assignees had the right to demand, on up to seven occasions, that the Company register under the Securities Act of 1933, as amended, the sale of all or part of their shares of the Company's Common Stock. CMGI and its assignees were also entitled to include shares of the Company's Common Stock in a registered offering of securities by the Company for its own account, subject to the underwriters' right to reduce the number of included shares. The Company agreed to pay all costs associated with such registration of shares pursuant to this agreement, other than underwriting discounts and commissions and various other expenses. In connection with the transaction with CMGI described below, this agreement was amended in September 2002 whereby CMGI's right to maintain its majority ownership interest in the Company and its demand registration rights were terminated.

     In addition, the Company outsourced data center operations from a company in which CMGI had a significant ownership interest. Total cost of revenue related to outsourcing from related parties for fiscal 2002 was $307,000. The Company no longer outsources its data center operations from any CMGI affiliate.

     In October 2001, CMGI agreed to loan the Company $8,000,000 in consideration for which the Company issued to CMGI a secured convertible demand note. This note bore interest at 7.5% and was convertible, at CMGI's election, into shares of the Company's Common Stock at a conversion price of $0.25 per share, subject to adjustment for certain dilutive stock issuances. This note was cancelled in September 2002 in connection with the transaction with CMGI described below.

     In addition, in October 2001, the Company and CMGI had agreed to structure any intercompany debt incurred by the Company to CMGI between October 1, 2001 and July 31, 2002 under a secured convertible promissory note that bore interest at 7.5%. Under the terms of this note, principal and interest was to become due and payable after August 1, 2002 or earlier upon the occurrence of an event of default as defined in the note. The note was collateralized by substantially all of the Company's assets. This note was cancelled in September 2002 in connection with the transaction with CMGI described below.

     In October 2001, we also restructured our outstanding amounts payable to CMGI into a secured promissory note payable in the amount of $42.7 million bearing interest at 7.5%. Under the terms of the note payable, principal and interest were to become due and payable on demand after August 1, 2002 or earlier upon the occurrence of an event of default as defined in the note. The note was collateralized by substantially all of our assets. This note was cancelled in September 2002 in connection with the transaction with CMGI described below.

     In September 2002, we completed a transaction with CMGI pursuant to which all of the Company's outstanding debt to CMGI (approximately $65 million) was cancelled and all of CMGI's equity holdings in the Company (approximately 148,417,801 shares of common stock) were transferred back to the Company and cancelled. In exchange, the Company paid $2.5 million in cash to CMGI, signed a $2.0 million non-interest bearing promissory note due in September 2006 that is secured by the assets of the Company, and issued a warrant to CMGI to purchase up to 9.9% of the common shares of Engage outstanding at the time of exercise at an exercise price of $.045 per share. Additionally, we agreed to pay CMGI up to an additional $6.0 million in future earn-out payments based upon the Company's quarterly operating income (defined as Engage's operating income/loss plus the sum of (i) amortization expense and impairment charges and (ii) amortization of stock-based compensation, as reported in our financial statements for the fiscal quarter in question included in the applicable quarterly or annual (as applicable) report filed with the Securities and Exchange Commission for such quarter) starting with the first quarter of fiscal 2004 (the quarter ending October 31, 2003). Under the terms of the earn-out payment and promissory note, if payments under the earn-out agreement exceed $4.0 million, amounts due under the $2.0 million promissory note will be cancelled for each dollar of earn-out over the $4.0 million, such that if total earn-out payments reach $6.0 million, the promissory note will be cancelled in full.

     In connection with the transaction with CMGI described above, the Company also entered into a Transition Services Agreement with CMGI. Under this agreement, CMGI will provide the Company with certain administrative services and technology during a defined transition period. All such services and technology are being provided at current market rates for similar services and technology.

     Mr. Wetherell, the Company's former Chairman of the Board, serves as Chairman of the Board of CMGI. Mr. McMillan, a former director of the Company, serves as Chief Executive Officer and a director of CMGI. Both Messrs. Wetherell and McMillan resigned from the Company's Board of Directors in June 2002. In connection with the transaction with CMGI described above, the Company entered into indemnification agreements with Messrs. Wetherell and McMillan. Under the agreements, the Company agreed to indemnify each former director against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any proceeding brought in connection with his service as a director or officer of the Company, provided that, such former director acted in good faith and in a manner which he reasonably believed to be in the best interests of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company is not a party to employment agreements with any of the Named Executive Officers.

     In November 2000, the Company entered into an executive retention agreement with Mr. Nuzzo that provided that in the event that a change in control has not occurred and Mr. Nuzzo's employment is terminated by the Company other than for cause or by Mr. Nuzzo for good reason, then (i) the Company shall pay Mr. Nuzzo a severance payment equal to his then current annual base salary, in semi-monthly installments, for one year or until November 19, 2002, whichever is longer and (ii) the vesting of all of Mr. Nuzzo's options to purchase shares of the Company's Common Stock that would have vested on or before one year from the date of termination or November 19, 2002, whichever is longer, shall be accelerated. In September 2001, Mr. Nuzzo resigned as Chief Executive Officer and President of Engage. In connection with his resignation, the Company's Board of Directors agreed to pay Mr. Nuzzo severance pursuant to his executive retention agreement. Accordingly, Mr. Nuzzo will receive a severance payment in semi-monthly installments, until November 19, 2002. In addition, all of Mr. Nuzzo's options to purchase shares of the Company's Common Stock that would have vested on or before November 19, 2002 are accelerated.

STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return (assuming reinvestment of dividends) of the Company's Common Stock from July 20, 1999, the first date the Common Stock was publicly traded, through July 31, 2002 with (i) the cumulative total return of the Nasdaq Stock Market Index (U.S.) and (ii) the Media General Financial Service (MGFS) Application Software Index during the same period. In the past the Company has compared its total stockholder return to a peer group index consisting of the Chase H&Q Internet 100. The Chase H&Q Internet 100 is no longer a published index. Accordingly, the Company has changed its comparative peer group index to the MGFS Application Software Index. The Company believes that this index is a more accurate representation of its peer group based on its current business model. The Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The Company cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

                                  [LINE GRAPH]

------------------------------------------------------------------------------------------
                             7/20/1999    7/31/1999    7/31/2000    7/31/2001    7/31/2002
------------------------------------------------------------------------------------------
 Engage, Inc.                  100.00        84.30        44.51         1.61         0.24
 MGFS Application
  Software Index               100.00       100.00       123.61        89.84        56.49
 Nasdaq Market Index           100.00       100.00       145.58        80.04        53.49

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings with the SEC that might incorporate this Proxy Statement in whole or in part, the foregoing Stock Performance Graph and the underlying data shall not be deemed to be incorporated by reference into any such filing.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the year ended July 31, 2002 (other than exhibits thereto) filed with the SEC is available, without charge, upon request to the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company's Secretary, at Engage, Inc., 100 Brickstone Square, Andover, Massachusetts 01810.

                                   PROPOSAL 2
             APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
                BY 2,400,000 SHARES THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUABLE UNDER THIS PLAN.

GENERAL

     On June 11, 1999, the Company's Board of Directors adopted, subject to stockholder approval, the Engage, Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The Company's stockholders approved the Purchase Plan on July 19, 1999. On April 20, 2000, the Board of Directors amended and restated the Purchase Plan to reflect all stock splits effected by the Company since the adoption of the Purchase Plan. No stockholder approval was required for this amendment. The Purchase Plan currently provides that the aggregate number of shares of the Company's Common Stock issuable under the Purchase Plan is 1,500,000. As of November 1, 2002, 980,580 shares have already been purchased under the Purchase Plan, leaving 519,420 shares available for future purchases. At the Meeting, the Company's stockholders are being asked to approve an amendment to the Purchase Plan to increase from 1,500,000 shares to 3,900,000 shares the number of shares of Common Stock available for issuance under the Purchase Plan. The Company's Board of Directors approved the proposed amendment on November 27, 2002, subject to stockholder approval. Set forth below is a summary of the principal provisions of the Purchase Plan. A copy of the Purchase Plan, as amended is available, without charge, upon request to the Company. Requests for copies of the Purchase Plan should be sent to the Company's Secretary, at Engage, Inc., 100 Brickstone Square, Andover, Massachusetts 01810.

THE PURCHASE PLAN

     Any employee of the Company, or any subsidiary designated by the Board of Directors as an eligible subsidiary, who (i) is customarily employed for 20 hours or more per week, (ii) customarily works for more than five months in a calendar year and (iii) is an employee on the first day of the applicable offering period is eligible to participate in the Purchase Plan. However, any employee who would own more than 5% of the voting power or value of the Company's stock immediately after a grant under the Purchase Plan is not eligible to participate and no participant may purchase more than $25,000 of Common Stock, based on the undiscounted value of the Common Stock at the beginning of each offering period, in any one calendar year.

     The Purchase Plan is implemented by a series of quarterly offering periods, with a new offering period starting on January 1, April 1, July 1, and October 1, of each year (or such other times as may be determined by the Board of Directors). To participate in the Purchase Plan, an eligible employee will authorize the Company to deduct up to 10% of the employee's pay, not to exceed $21,500 per year, beginning on the first day of each designated offering period. On the first day of each offering period, each eligible employee who has elected to participate in the Purchase Plan will be granted an option to purchase shares of the Company's Common Stock. Unless a participating employee withdraws from the Purchase Plan prior to the end of the offering period, on the last day of the offering period the option will be automatically exercised for the purchase of a number of shares of the Company's common stock determined by dividing the employees contributions during the offering period by the lesser of (i) 85% of the fair market value of the Common Stock on the first day of the offering period, or (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. Under the Purchase Plan, the fair market value of a share of Common Stock on a given date shall be determined by the Board of Directors based on (a) the closing price on any national securities exchange on which the Company's Common Stock is listed, (b) the closing price on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable. If there were no sales on such day, the fair market value will be determined as of the next preceding day on which sales were made.

     A participant may, on one occasion only during an offering period, increase or decrease the amount of payroll deductions or may withdraw from participation in the Purchase Plan at any time. If a participant withdraws from the Purchase Plan or becomes ineligible to participate in the Purchase Plan, any accumulated employee contributions are paid back to such participant.

     The Board of Directors may amend or terminate the Purchase Plan at any time and in any respect without shareholder approval unless shareholder approval of the amendment in question is required under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code and, as a result, participants will be afforded favorable tax treatment under Sections 421 and 423 of the Code. A participant in an offering under the Purchase Plan will not recognize income subject to Federal income tax at the commencement of an offering period or at the time shares are purchased. However, any discount from the market price on the purchase date may be subject to employment taxes (FICA and FUTA). No Federal income tax consequences result to the Company at the commencement of an offering period under the Purchase Plan, upon the subsequent purchases of Common Stock by participants, or upon the disposition of shares acquired under the Purchase Plan other than with respect to a disqualifying disposition (as described below). If no disposition of the shares purchased in an offering period is made within two years from the commencement of such offering period nor within one year from the date the shares are transferred to the employee, then upon subsequent disposition of the shares, ordinary income may be recognized by the participant, depending upon the purchase price formula applicable to that offering, on up to fifteen percent (15%) of the market price of the shares on such commencement date; any additional gain realized will be capital gain. Any loss realized by an employee upon disposition of the shares will constitute a capital loss.

     If the shares are disposed of within either the two-year or one-year periods mentioned above (a so-called disqualifying disposition), the participant will recognize ordinary income at the time of such disposition in an amount equal to the difference between the fair market value of the shares at the time such shares were purchased and the purchase price of the shares, and the Company will generally be entitled to a corresponding deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the participant and will not be deductible by the Company.

NEW PLAN BENEFITS

     As of November 1, 2002, a total of approximately 114 employees of the Company, including all officers, are eligible to participate in the Purchase Plan. However, the amounts of future purchases under the Purchase Plan are not determinable because purchases are based upon elections made by the participants. Future purchase prices are not determinable because they are based upon the fair market value of the Company's Common Stock which is not determinable at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 2,400,000 SHARES THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUABLE UNDER THIS PLAN.

                                   PROPOSAL 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed KPMG LLP, independent certified public accountants, to audit the Company's consolidated financial statements for the fiscal year ending July 31, 2003 and recommends that the stockholders vote for the ratification of such appointment. KPMG has served as the Company's accountants since 1995. In addition to retaining KPMG to audit the consolidated financial statements for the fiscal year ended July 31, 2002, the Company retained KPMG, as well as other accounting and consulting firms, to provide various consulting services in fiscal 2002, and expects to continue to do so in the future. The fees billed for professional services provided by KPMG in fiscal 2002 were:

          Audit Fees. The Company was billed an aggregate of $133,600 by KPMG for services rendered for the annual audit of the Company's consolidated financial statements for fiscal 2002 and the quarterly reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2002.

          All Other Fees. In fiscal 2002, the Company was billed an aggregate of $148,850 by KPMG for other services related to the following:

             -  Tax compliance services ($137,000);

             -  Tax consulting services ($3,000);

             -  Acquisition/Divestiture services ($4,000); and

             -  General Advisory Services ($4,850)

     The Board of Directors has considered whether the provision of the services described above under the caption All Other Fees is compatible with maintaining KPMG's independence and has determined that the provision of such services is compatible with maintaining KPMG's independence.

     Although stockholder approval of the Board of Directors selection of KPMG is not required by law, the Board of Directors believes that it is proper to provide stockholders with the opportunity to ratify the selection. If the proposal is not approved at the Meeting, the Board of Directors may reconsider its selection of KPMG. A representative of KPMG will be present at the Meeting and will be available to respond to appropriate stockholders' questions and to make a statement if he or she so desires to do so.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     The Board of Directors hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares at the Meeting even though they have sent in their proxies.

STOCKHOLDER PROPOSALS FOR THE COMPANY'S NEXT ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders must be received by the Company's Secretary at its principal office in Andover, Massachusetts not later than August 6, 2003 in order to be included in the Proxy Statement and form of proxy relating to that meeting. However, if the date of the next Annual Meeting is more than 30 days from the anniversary date of the Meeting, in order to be included in the Proxy Statement and form of proxy relating to that meeting, a stockholder's notice must be received a reasonable time before the Company begins to print and mail the proxy materials for such Annual Meeting. In addition, such proposals must comply with the requirements of Rule 14a-8, as promulgated under the Securities Exchange Act of 1934, as amended.

     If a stockholder of the Company wishes to present a proposal before the Company's 2003 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's Proxy Statement and Proxy Card, such stockholder must also give written notice to the Secretary of the Company at its principal office in Andover, Massachusetts. The Company must receive such notice no later than October 31, 2003 and no earlier than October 1, 2003. However, if the date of the next Annual Meeting is more than 20 days prior to, or more than 60 days after, the anniversary date of the Meeting, to be timely, a stockholder's notice must be received not earlier than 90 days prior to such Annual Meeting and not later than the later of (i) 60 days prior to such Annual Meeting and (ii) 10 days following the day on which notice of the date of such Annual Meeting was mailed or was made public. If a stockholder fails to provide timely notice of a proposal to be presented at the Company's 2003 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          /s/ Daniel Carroll
                                          Daniel Carroll, Secretary

November 27, 2002

APPENDIX A

                                  ENGAGE, INC.

                           SECOND AMENDED AND RESTATED
                        1999 EMPLOYEE STOCK PURCHASE PLAN

         The purpose of this Plan is to provide eligible employees of Engage, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"). 3,900,000 shares of Common Stock (after giving effect to the 2-for-1 stock split, in the form of a 100% common stock dividend, approved by the Company's Board of Directors on June 11, 1999 and after giving effect to the 2-for-1 stock split, in the form of a 100% common stock dividend, approved by the Company's Board of Directors on February 24, 2000) in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

         1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

         2. Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

                  (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

                  (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

         No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

         3. Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Unless otherwise determined by the Board or Committee, the first Offering will commence on the effective date of the Company's initial public offering of Common Stock (the "Effective Date") and end on the last day of the first month following the end of the fiscal quarter in which such Offering commences, provided that if upon the commencement of such initial Offering there are less than 30 days remaining in such quarter, such Offering shall end on the last day of the first month following the next succeeding fiscal quarter. Unless otherwise determined by the Board or the Committee, subsequent Offerings will commence on the date after the end of the preceding Offering and will end on the last day of the third full month thereafter. Each such period is referred to as a Plan Period (a "Plan Period"). The Board or the Committee may, at its discretion, choose a different Plan Period for any Offerings.

         4. Participation. An employee eligible on the first day of any Offering (an "Offering Commencement Date") may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven (7) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including overtime, shift premium, incentive or bonus awards, and in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

         5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any whole percentage (not less than 1% or more than 10%) or dollar amount not less than $10, or such lesser amount as the Board or Committee shall determine before the start of each Plan Period, of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, provided that such percentage or amount may not result in total deductions of less than $100 for any Plan Period for any employee.

         No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the

Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

         6. Deduction Changes. An employee may decrease, increase or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

         7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

         8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

         9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

         The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal; provided that, with respect to the first Plan Period, the closing price on the Offering Commencement Date shall be the initial public offering price set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act in connection with the Company's initial public offering. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

         Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

         Any balance remaining in an employee's payroll deduction account at the end of a Plan Period, other than amounts that would have otherwise been applied for the payment of fractional shares, will be automatically refunded to the employee.

         10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

         11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

         12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

         13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

         15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

         16. Merger. In the event of a merger or consolidation of the Company with or into another corporation, or of a sale of all or substantially all of the assets of the Company, while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

         17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

         18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

         19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

         20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

         21. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

         22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

         23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

         24. Effective Date and Approval of Shareholders. The Plan shall take effect on the Effective Date subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                    Adopted by the Board of Directors on June
                                    11, 1999 and amended by the Board of
                                    Directors on April 20, 2000 and November
                                    27, 2002


                                    Approved by the stockholders on July 19, 1999 and December 30, 2002

APPENDIX B


                                  ENGAGE, INC.

                       2002 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 30, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoints Daniel M. Carroll, the Company's Secretary, and Stefan J. Vounessea, the Company's Assistant Secretary, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon all shares of stock of Engage, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders of the Company to be held on Monday, December 30, 2002, at 11:00 a.m., Eastern Standard Time, at the principal executive offices of the Company, 100 Brickstone Square, Second Floor, Andover, Massachusetts 01810 and at any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

                PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN
                         THE ENCLOSED RETURN ENVELOPE.

                                                              ----------------
 CONTINUED AND TO BE SIGNED ON REVERSE SIDE                     SEE REVERSE
                                                              ----------------

                                   DETACH HERE


 X Please mark votes as in this example.
---

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

1.   To elect the following three Directors for the ensuing year:

NOMINEES:  John D. Barone, Edward A. Bennett and Peter J. Rice

____For all nominees         ____Withhold authority to vote for all nominees

______________________________________________________
For all nominees except as noted above

2. To approve the amendment to the Company's Amended and Restated 1999 Employee Stock Purchase Plan to increase by 2,400,000 the number of shares of the Company's common stock issuable under the plan.

____For   ____Withheld    _____Abstain

3. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ended July 31, 2003.

____For   ____Withheld    _____Abstain


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT _____

MARK HERE IF YOU PLAN TO ATTEND THE MEETING _____

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:_______________________  Date:___________________________

Signature:_______________________  Date:___________________________